Exhibit 10.1

FIFTH AMENDMENT TO Credit agreement

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made as of September 11, 2019, by and among GTJ REALTY, LP, a Delaware limited partnership (“Borrower”), GTJ REIT, INC., a Maryland corporation (“REIT”), GTJ GP, LLC, a Maryland limited liability company (“GP”), WU/LH 466 BRIDGEPORT L.L.C., a Delaware limited liability company (“Bridgeport”), GWL 20 EAST HALSEY, LLC, a Delaware limited liability company (“Halsey”; REIT, GP, Bridgeport and Halsey are hereinafter referred to individually and collectively as “Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), the other lending institutions from time to time a party to the Credit Agreement described below (together with KeyBank, the “Lenders”) and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, KeyBank, Agent and the other Lenders are party to that certain Credit Agreement, dated as of December 2, 2015, as amended by that certain First Amendment to Credit Agreement dated as of June 30, 2016, that certain Second Amendment to Credit Agreement and Other Loan Documents dated as of July 27, 2017, that certain Third Amendment to Credit Agreement and Other Loan Documents dated as of February 27, 2018, and that certain Fourth Amendment to Credit Agreement and Other Loan Documents dated as of July 31, 2018  (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”); and

WHEREAS, Borrower and Guarantor have requested that the Lenders modify the Credit Agreement in certain respects; and

WHEREAS, in connection therewith, the parties hereto desire to amend the Credit Agreement as set forth herein.

WHEREAS, the Agent and the Lenders have agreed to modifications on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00), the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement (as amended hereby).

2.Modifications of the Credit Agreement.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)By deleting in their entirety the definitions of “Applicable Margin” and “Initial Maturity Date” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Applicable Margin.  On any date, the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to Borrower’s Gross Asset Value:

Pricing Level	Ratio	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
Pricing Level 1	Less than 55%	2.40%	1.40%
Pricing Level 2	Equal to or greater than 55% but less than 60%	2.65%	1.65%
Pricing Level 3	Equal to or greater than 60%	2.90%	1.90%

The Applicable Margin as of September 11, 2019 shall be at Pricing Level 2.  The Applicable Margin for each Base Rate Loan shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect from time to time, and the Applicable Margin for any Interest Period for all LIBOR Rate Loans comprising part of the same borrowing shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect on the first (1st) day of such Interest Period.  The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by REIT to the Agent of the Compliance Certificate after the end of a calendar quarter.  In the event that REIT shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 3 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.

In the event that the Agent, REIT or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.

Initial Maturity Date.  June 30, 2022.”

(b)By inserting the following definition in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“LIBOR Termination Date” has the meaning set forth in §4.15.

(c)By inserting the following new §4.15 in to the Credit Agreement:

“§4.15Successor LIBOR Rate Index

.

(a)If the Agent determines (which determination shall be final and conclusive, absent manifest error) or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a notice to Borrower) that the Required Lenders have reasonably determined either (i)(x) the circumstances set forth in §4.5 have arisen and are unlikely to be temporary, or (y) the circumstances set forth in §4.5 have not arisen but the applicable supervisor or administrator (if any) of LIBOR or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying the specific date after which LIBOR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than LIBOR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Agent may (in consultation with the Borrower) choose a replacement index for LIBOR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate for the applicable Interest Period based on the replacement index will be generally equivalent to the all-in LIBOR based interest rate for the equivalent Interest Period in effect prior to its replacement.

(b)The Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the reasonable discretion of the Agent and approved by the Borrower, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, §27), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (Cleveland, Ohio time) on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(c)Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from LIBOR to the replacement index and (y) yield or risk-based differences between LIBOR and the replacement index.

(d)Until an amendment reflecting a new replacement index in accordance with this §4.15 is effective, each advance, conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to LIBOR; provided however, that if the Agent determines (which determination shall be final and conclusive, absent manifest error) or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a notice to Borrower) that a LIBOR Termination Date has occurred, then following the LIBOR

Termination Date, all LIBOR Rate Loans shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.”

3.References to Credit Agreement.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein or pursuant hereto.

4.Consent of Borrower and Guarantor.  By execution of this Amendment, Borrower and the Guarantor hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein or contemplated hereby and each and every modification or amendment of the Credit Agreement, the Guaranty, the Mortgages, the Assignments of Leases and Rents and other Loan Documents prior to the date hereof, and Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as expressly modified hereby and heretofore modified, and including without limitation the Guaranty, remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’  rights and general principles of equity, and that the Guaranty (as defined in the Credit Agreement) extends to and applies to the foregoing documents as modified and amended.

5.Representations.  Borrower and Guarantor represent and warrant to Agent and the Lenders as follows:

(a)Authorization.  The execution, delivery and performance of this Amendment and the other documents contemplated hereby and the transactions contemplated hereby and thereby (i) are within the authority of such Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of formation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Borrower or Guarantor or any of its properties or to which such Borrower or Guarantor is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Borrower or Guarantor other than the liens and encumbrances created by the Loan Documents as amended hereby.

(b)Enforceability.  This Amendment, the Revolving Credit Note and the other documents contemplated hereby are the valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)Approvals.  The execution, delivery and performance of this Amendment and the other documents and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of UCC financing statements in the appropriate records office with respect hereto.

(d)Reaffirmation.  Borrower and Guarantor hereby repeat and reaffirm all representations and warranties made by Borrower and Guarantor to the Agent in the Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.  Borrower and Guarantor further reaffirm, represent and agree that, as of the date hereof, each and every representation and warranty made by the Borrower and Guarantor in the Loan Documents is true and correct in all material respects as of the date hereof, except to the extent of changes in factual circumstances which are expressly and specifically permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made by Borrower as of a specified date shall be required to be true and correct only as of such specified date).

6.No Default.  By execution hereof, Borrower and Guarantor certify that Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

7.Waiver of Claims.  Each of the Borrower and each Guarantor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and the Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8.Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the Credit Agreement as amended by this Amendment and the other documents executed and delivered in connection herewith, constitute the valid and legally binding obligation of the Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with its respective terms.  The execution and delivery of this Amendment and the other documents executed in connection herewith does not constitute, and shall not be deemed to constitute, and there has not otherwise occurred or deemed to have occurred, a release, waiver, impairment or satisfaction of any Borrower’s or Guarantor’s obligations under the Loan Documents, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and their obligations thereunder as modified and amended herein.  Nothing in this Amendment or in the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, impairment, extinguishment or substitution of the Obligations or the obligations of Borrower or any Guarantor under the Loan Documents.

9.Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

10.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

11.Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.Final Agreement.  This Amendment REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13.Effective Date.  This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(a)the execution and delivery of this Amendment by Borrower, Guarantor, Agent and the Lenders;

(b)Borrower shall have paid to Agent for the account of the Lenders in immediately available funds a fee in the amount of $150,000.00 with respect to this Amendment and the extension of the Commitment; and

(c)delivery to Agent of a Compliance Certificate, adjusted to give pro forma effect to any advance of the Revolving Credit Loans to be made on or about the date thereof, and evidencing compliance with the covenants described in §7.4(c) of the Credit Agreement;

(d)receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request; and

(e)the Borrower shall have paid the fees and expenses of Agent in connection with this Amendment and the matters addressed herein.

14.Treatment of Accrued Interest.  All accrued and unpaid interest under the Credit Agreement for periods prior to the date hereof shall be due and payable on the applicable Interest Payment Date at the interest rate and spread applicable prior to the Effective Date of this Amendment.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

GTJ REALTY, LP, a Delaware limited partnership

By:     GTJ GP, LLC, a Maryland limited liability company, its general partner

By:       GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul Cooper
Name: Paul Cooper
Title: CEO

GUARANTOR:

GTJ GP, LLC, a Maryland limited liability company

By:     GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul Cooper
Name: Paul Cooper
Title: CEO

GTJ REIT, INC., a Maryland corporation

By: /s/ Paul Cooper
Name: Paul Cooper
Title: CEO

[Signatures Continued on Next Page]

WU/LH 466 BRIDGEPORT L.L.C., a Delaware limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul Cooper

Name: Paul Cooper

Title: CEO

(SEAL)

GWL 20 EAST HALSEY, LLC, a Delaware limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul Cooper

Name: Paul Cooper

Title: CEO

(SEAL)

[Signatures Continued on Next Page]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, a national banking association, individually and as Agent

By: /s/ Jennifer L. Power

Name: Jennifer L. Power

Title: Vice President